EXHIBIT 10.1

CORPORATE RESOLUTION OF THE BOARD OF DIRECTORS
OF SIMLATUS CORPORATION

The following is a true copy of the resolution duly adopted by the Board of Directors of this Corporation at a special meeting, notice to this meeting having been waived, held via teleconference at 175 Joerschke Dr., Suite A, Grass Valley, CA 95945 on November 14, 2017.

The Members of the Board of Directors who were present for this meeting, all of whom took active part therein were:

Mike Schatz – COO, Treasurer, Director
Robert Stillwaugh – CEO, Chairman, Director

WHEREAS, the Board of Directors of the Corporation, along with the vote of the Majority Shareholders, deem it in the best interest of the Corporation, as well as in the best interest of the Shareholders of the Corporation, to Amend the Articles of Incorporation, and pursuant to the Reverse Split of the Corporation's issued and outstanding shares of 1 for 1,500, and to reduce the amount of Authorized Common Shares to 900,000,000 Shares at par value $0.00001 per share.

NOW, THEREFORE, BE IT:

RESOLVED, the Company Authorizes the Company to Amend the Articles of Incorporation, and pursuant to the Reverse Split of the Corporation's issued and outstanding shares of 1 for 1,500, and to reduce the amount of Authorized Common Shares to 900,000,000 Shares at par value $0.00001 per share.

The undersigned, do hereby certify that we are members of the Board of Directors of the Corporation; that the attached is a true and correct copy of resolution duly adopted and ratified at a meeting of the Board of Directors of the Corporation duly convened and held in accordance with its by-laws of the State of Nevada, as transcribed by us from the minutes; and that the same have not in any way been modified, repealed or rescinded and are in full force and effect.

IN WITNESS WHEREOF, We, have hereunto set our hands as Chief Executive Officer and Members of the Board of Directors of the Corporation.

Acknowledged by:

/s/ Mike Schatz	11-14-2017
Mike Schatz – Simlatus Corporation, COO	Date

/s/ Robert C. Stillwaugh	11-14-2017
Robert C. Stillwaugh – Simlatus Corporation, CEO, Chairman	Date